Exhibit 4.54

WARRANT AGREEMENT

(SERIES J WARRANTS)

dated as of July 15, 2010

between

TOWER SEMICONDUCTOR LTD.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as warrant agent

TABLE OF CONTENTS

ARTICLE I ISSUANCE, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES

SECTION 1.01.	Form of Warrant Certificates	6
SECTION 1.02.	Execution of Warrant Certificates	7
SECTION 1.03.	Legends	7
SECTION 1.04.	Issuance, Delivery and Registration of Warrant Certificates	9
SECTION 1.05.	Transfer, Exchange and Substitution	9
SECTION 1.06.	The Global Warrant	10
SECTION 1.07.	Special Transfer Provisions	11
SECTION 1.08.	Surrender of Warrant Certificates	13
SECTION 1.09.	Rule 144A Information	13

ARTICLE II WARRANT PRICE, EXPIRATION DATE, ACCELERATION, REPURCHASE AND EXERCISE OF WARRANTS

SECTION 2.01.	Exercise Price	14
SECTION 2.02.	Exercise Period	14
SECTION 2.03.	Exercise of Warrants	14
SECTION 2.04.	No Fractional Shares to Be Issued	15
SECTION 2.05.	Acquisition of Warrants by the Company; Cancellation of Warrants	16
SECTION 2.06.	Automatic Exercise of Warrants	16

ARTICLE III ADJUSTMENT OF WARRANT PRICE AND SHARE NUMBER

SECTION 3.01.	Adjustment of Exercise Price	16
SECTION 3.02.	Adjustment of Shares of Ordinary Shares Purchasable Upon Exercise of Warrants	21
SECTION 3.03.	Election to Adjust Warrants Instead of Shares Per Warrant	21
SECTION 3.04.	No Fractional Warrants to Be Issued	22
SECTION 3.05.	Rights Upon Consolidation, Merger, Sale, Transfer or Reclassification	22
SECTION 3.06.	Reserved	23
SECTION 3.07.	Covenant to Reserve Shares for Issuance on Exercise	23
SECTION 3.08.	Condition Precedent to Reduction of Exercise Price Below Par Value of Ordinary Shares; Compliance with Governmental Requirements; Suspension of Exercise of Warrants	24
SECTION 3.09.	Payment of Taxes on Stock Certificates Issued upon Exercise	24
SECTION 3.10.	Warrant Agent Not Responsible for Adjustments or Validity of Stock	24
SECTION 3.11.	Statements on Warrants	25

i

ii

EXHIBIT A	FORM OF GLOBAL WARRANT

EXHIBIT B	FORM OF CERTIFICATED WARRANT

EXHIBIT C	CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF WARRANTS

EXHIBIT D	CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF ORDINARY SHARES

EXHIBIT E	ELECTION OF HOLDER TO REQUIRE REPURCHASE

iii

WARRANT AGREEMENT

This Warrant Agreement (as amended, modified or otherwise supplemented from time to time, this “Agreement”) dated as of July 15, 2010, is made by and between Tower Semiconductor Ltd., a company organized under the laws of Israel (together with its permitted successors and assigns, the “Company”), and American Stock Transfer & Trust Company, LLC, as warrant agent (together with its permitted successors and assigns, the “Warrant Agent”).

WITNESSETH THAT:

WHEREAS, pursuant to certain resolutions of the Board of Directors of the Company, adopted on June 16, 2010, the Company authorized the offering and issuance of warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase ordinary shares of the Company, par value New Israeli Shekels 1.00 per share, and has entered into an Exchange Agreement, dated as of July 9, 2010 (the “Exchange Agreement”), pursuant to which certain holders of the 8% Convertible Senior Notes due 2011 (the “Convertible Notes”) of Jazz Technologies, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Jazz Technologies”), will exchange their Convertible Notes for a combination of Warrants and 8% Senior Notes due 2015 issued by Jazz Technologies.

WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof;

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to act in connection with the issuance, exchange, transfer, substitution and exercise of Warrants; and

WHEREAS, the Company and the holders party thereto are executing on even date herewith a registration rights agreement (the “Registration Rights Agreement”).

NOW THEREFORE in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

DEFINITIONS

“Agent Members” means members of, or participants in, the Depositary.

“Authorized Denomination” means one Ordinary Share or any integral multiple thereof.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation or any committee of such board of directors duly authorized to exercise the power of such board of directors with respect to the matters provided for in this Agreement as to which the board of directors is authorized or required to act or (ii) with respect to any other Person, the governing body or committee of such Person serving a similar function.

“Business Day” means a day of the week other than a Saturday, a Sunday or a day which shall be in New York, New York, or Tel Aviv, Israel if the Ordinary Shares are no longer listed or quoted in the United States of America but are listed on the Tel Aviv Stock Exchange, or in the city in which the principal office of the Warrant Agent is located, a legal holiday or a day on which banking institutions are authorized or required by law to close for business.

“Certificated Warrants” has the meaning set forth in Section 1.01(b).

“Change of Control” means the occurrence, after the original issue date of the Warrants, of:

(i)           the acquisition by any “person” or “group” (each as defined in Section 13(d) and 14(d) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person or group to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of members of the Board of Directors, other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company existing on the date of this Agreement; provided, the term “beneficial owner” shall be determined in accordance with Rule 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

(ii)           any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to any other Person other than one or more wholly-owned Subsidiaries of the Company (other than (a) any such transaction pursuant to which the holders of 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of members of the Board of Directors immediately prior to such transaction have, directly or indirectly, at least 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of members of the Board of Directors of the continuing or surviving corporation immediately after such transaction in substantially the same proportion as their ownership of the Company’s such voting securities immediately prior to the transaction and (b) any (x) transaction which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company or (y) merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding Ordinary Shares into solely Ordinary Shares);  or

(iii)           the holders of Ordinary Shares approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a Change of Control shall not be deemed to have occurred upon the occurrence of a transaction described in clause (ii) if all of the consideration payable in respect of the Ordinary Shares (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a transaction the occurrence of which would otherwise constitute such a Change of Control consists of common stock traded on a U.S. national securities exchange, on the London Stock Exchange or the Frankfurt Stock Exchange (or will be so traded immediately following the occurrence which would otherwise constitute such a Change of Control) and as a result of such transaction or transactions the Warrants become exercisable solely into the consideration that holders of Ordinary Shares receive in such transaction (other than any cash in lieu of fractional shares); provided further, that a Change of Control shall not be deemed to have occurred under clause (i) if the shares of capital stock of the Company held by Israel Corporation Ltd. as disclosed in the Company’s Report on Form 20-F for the year ended December 31, 2009 plus the shares of capital stock acquired by Israel Corporation Ltd. upon the exercise of securities convertible or exercisable for capital stock of the Company held by Israel Corporation Ltd. as disclosed in the Company’s Report on Form 20-F for the year ended December 31, 2009 exceed the threshold set forth in clause (i).

“Change of Control Notice” has the meaning set forth in Section 4.03(a).

“Close of Business” means 5:00 p.m. (New York City time); provided that if at the relevant time the Ordinary Shares are not listed or quoted in the United States of America but are listed on the Tel Aviv Stock Exchange, then 5:00 p.m. (Tel Aviv, Israel time).

“Closing Price” means, with respect to the Ordinary Shares or any other security, the reported closing price (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of the Ordinary Shares or such other security on the New York Stock Exchange or the Nasdaq Global Market (or such other principal U.S. securities exchange upon which the Ordinary Shares may then be listed for public trading) on the relevant date, or, if the Ordinary Shares are not so listed, the average of three quotations obtained from broker-dealers selected by the Company, or, if such quotes are unavailable, the fair market value determined by a nationally recognized investment banking firm hired for such purpose by the Company; provided that if at the relevant time, the Ordinary Shares are not listed or quoted in the United States of America but are listed on the Tel Aviv Stock Exchange, then the Closing Price shall be determined in accordance with the foregoing definition based on the relevant prices of the Ordinary Shares on the Tel Aviv Stock Exchange.  The Closing Price will be determined without reference to extended or after hours trading.

“Commission” means the United States Securities and Exchange Commission.

“Company Determination” has the meaning set forth in Section 2.03(b).

“Depositary” or “DTC” means The Depository Trust Company, its nominees, and their respective successors.

“Distributed Property” has the meaning set forth in Section 3.01(c).

“Dollars,” “U.S.$” and “$” refer to the lawful currency of the United States of America.

“Effective Date” has the meaning set forth in Section 3.06(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” has the meaning set forth in the preamble hereto.

“ex-date” means, with respect to any distribution on Ordinary Shares, the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such distribution.

“Exercise Date” means the date on which a Warrant is exercised.

“Exercise Price” means a price of $1.70 per share, subject to adjustment as provided in Article III hereof.  If a Termination of Trading with respect to the Ordinary Shares has occurred under clauses (i) and (ii) of the definition of Termination of Trading, but the Ordinary Shares then trade on the Tel Aviv Stock Exchange, the Exercise Price shall equal (x) the Exercise Price in effect immediately prior to such termination in Dollars multiplied by (y) the exchange rate for conversion of Dollars into New Israeli Shekels as reported by Bloomberg at 9:00 a.m. New York City time on such date, and so long as the Tel Aviv Stock Exchange reports trading prices in agorot instead of New Israeli Shekels, multiplied by (z) 100.

“Expiration Date” has the meaning set forth in Section 2.02.

“Global Warrant” has the meaning set forth in Section 1.01(b).

“Global Warrant Legend” means the legend set forth in Section 1.03(b).

“Market Disruption Event” means (a) a failure by the primary U.S. exchange or quotation system on which the Ordinary Shares trade or are quoted (or if the Ordinary Shares are no longer traded or quoted on any such U.S. exchange or quotation system but are listed on the Tel Aviv Stock Exchange, the Tel Aviv Stock Exchange) to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m. New York City time (or 1:00 p.m. Tel Aviv, Israel time if the Ordinary Shares are no longer traded or quoted on any U.S. exchange or quotation system but are listed on the Tel Aviv Stock Exchange) on any Trading Day for the Ordinary Shares of an aggregate on half-hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Ordinary Shares or in any options, contracts or future contracts relating to the Ordinary Shares traded in the United States of America (or Israel if the Ordinary Shares are no longer traded or quoted on any U.S. exchange or quotation system but are listed on the Tel Aviv Stock Exchange).

“Market Price” means, with respect to any day, the average of the reported closing price (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of the Ordinary Shares, on the Nasdaq Global Market (or such other principal U.S. securities exchange upon which the Ordinary Shares may then be listed for public trading) for the 20 consecutive Trading Days preceding, but not including, such day or, where the context requires, the applicable record date (or, if applicable, the date on which the Ordinary Shares commence trading on an ex-distribution basis), or, if the Ordinary Shares are not so listed, the average of three quotations obtained from broker-dealers selected by the Company, or, if such quotes are unavailable, the fair market value determined by a nationally recognized investment banking firm hired for such purpose by the Company; provided, however, that if at the relevant time the Ordinary Shares are not listed or quoted in the United States of America but are listed on the Tel Aviv Stock Exchange, then the Closing Price shall be determined in accordance with the foregoing definition based on the relevant prices of the Ordinary Shares on the Tel Aviv Stock Exchange.  Notwithstanding the foregoing, (x) for purposes of payment of the Repurchase Price upon Change of Control pursuant Section 4.01, “Market Price” means the average of the reported closing price of the Ordinary Shares on the Nasdaq Global Market (or such other principal U.S. securities exchange or the Tel Aviv Stock Exchange upon which the Ordinary Shares may then be listed for public trading) for the 15 consecutive Trading Days preceding the second Trading Day prior to the Repurchase Date and (y) the purposes of payment of the Repurchase Price upon Termination of Trading pursuant Section 4.01, “Market Price” means the average of the reported closing price of the Ordinary Shares on the Nasdaq Global Market (or such other principal U.S. securities exchange or the Tel Aviv Stock Exchange upon which the Ordinary Shares may then be listed for public trading) for the 15 consecutive Trading Days preceding the Termination of Trading.   The Market Price will be determined without reference to extended or after hours trading.

“Net Issue Exercise” means an exercise of Warrants in accordance with Section 2.01.

“Net Issue Number” has the meaning set forth in Section 2.01.

“Officer’s Certificate” means of a certificate signed by the Chairman of the Board, the President, the Treasurer or any Executive Vice President or any Vice President of the Company.

“Ordinary Shares” means the ordinary shares, par value New Israeli Shekels 1.00 per share, of the Company authorized at the date of this Agreement or as such shares may be constituted from time to time.  Subject to the provisions of Section 3.05, shares issuable upon exercise of the Warrants shall include only shares of the class designated as Ordinary Shares of the Company as of the date of this Agreement or shares of any class or classes resulting from any reclassification or reclassifications or change or changes thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and if at any time there shall be more than one such resulting class, the shares of each such class then so issuable upon exercise of the Warrants shall be substantially in the proportion which the total number of such shares resulting from all such reclassifications or changes bears to the total number of shares of all such classes resulting from all such reclassifications or changes.

“Ordinary Shares Transfer Certifications” means the certifications set forth in Section 5.04(c).

“Person” means an individual, partnership, firm, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Purchased Shares” has the meaning set forth in Section 3.01(e).

“Repurchase Date” has the meaning set forth in Section 4.01.

“Repurchase Price” means shall mean the following percentages of a Warrant valuation of $0.525:

on or before January 1, 2011	90%
on or before July 1, 2011	80%
on or before January 1, 2012	70%
on or before July 1, 2012	60%
on or before January 1, 2013	50%
on or before July 1, 2013	40%
on or before January 1, 2014	30%
on or before July 1, 2014	20%
on or before January 1, 2015	10%
after January 1, 2015	0%

“Registration Rights Agreement” has the meaning set forth in the preamble.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rights Plan” has the meaning set forth in Section 3.01(f).

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Number” means initially one Ordinary Share, as adjusted pursuant to Article III hereof.

“Share Private Placement Legend” means the legend set forth in Section 5.04(a).

“Spin-Off” has the meaning set forth in Section 3.01(c).

“Subsidiary” of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Tender Expiration Time” has the meaning set forth in Section 3.01(e).

“Termination of Trading” means the Company’s Ordinary Shares, or other capital stock for which the Warrants are then exercisable, is not (i) listed for trading on a United States national securities exchange, (ii) approved for quotation on a U.S. system of automated dissemination of quotations of securities prices similar to the Nasdaq National Market prior to its designation as a national securities exchange, (iii) listed for trading on the Tel Aviv Stock Exchange or (iv) listed for trading on the London Stock Exchange or the Frankfurt Stock Exchange.

“Trading Day” means a day on which (i) trading in the Ordinary Shares generally occurs, (ii) there is no Market Disruption Event and (iii) a closing price for the Ordinary Shares is available for such day.

“Trigger Event” has the meaning set forth in Section 3.01(f).

“Warrant” has the meaning set forth in the preamble.

“Warrant Certificate” has the meaning set forth in Section 1.01(a).

“Warrant Private Placement Legend” means the legend set forth in Section 1.03(a).

“Warrant Register” has the meaning set forth in Section 1.05(a).

“Warrant Transfer Certifications” means the certifications set forth in Section 1.07(b).

“Warrantholder” means such person in whose name Warrants are registered in the Warrant Register.

ARTICLE I

ISSUANCE, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES

SECTION 1.01.              Form of Warrant Certificates.  (a) Any certificate representing Warrants (each a “Warrant Certificate”) shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, (ii) such as may be required to comply with this Agreement, any law or any rule of any securities exchange on which the Warrants may be listed and (iii) such as may be necessary to conform to customary usage.

(b)           The Warrants shall be issued initially in the form of a permanent global Warrant Certificate (the “Global Warrant”) in definitive, fully registered form, substantially in the form set forth in Exhibit A hereto, which exhibit is hereby incorporated in and expressly made a part of this Agreement.  Upon issuance, the Global Warrant shall be duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided and deposited with the Warrant Agent as custodian for the Depositary.  Any Warrants represented by Warrant Certificates in definitive, fully registered form (“Certificated Warrants”) issued to beneficial owners of interests in the Global Warrant shall be issued in substantially in the form set forth in Exhibit B hereto, which exhibit is hereby incorporated in and expressly made a part of this Agreement.  Any such Warrant Certificate shall be duly executed by the Company and countersigned by the Warrant Agent and delivered, all as hereinafter provided.

(c)           Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Warrants may be listed, all as determined by the officers of the Company executing such Warrant Certificates, as evidenced by their execution thereof.

(d)           Each Warrant shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase a number of shares equal to the Share Number, subject to adjustment pursuant to the provisions of Article III hereof.

(e)           The Warrants shall be designated as Series J Warrants.

SECTION 1.02.              Execution of Warrant Certificates.  Each Warrant Certificate, whenever issued, shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon exchange, substitution or transfer, shall be signed manually by, or bear the facsimile signature of, the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any Vice President (whether or not designated by a number or numbers of words added before or after the title “Vice President”) of the Company.  In case any officer of the Company whose manual or facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance.  Warrant Certificates shall, upon the Warrant Agent’s (or successor warrant agent’s) receipt of written delivery instructions related to such Warrant Certificates from the Company, be countersigned manually by the Warrant Agent (or successor warrant agent) and shall not be valid for any purpose unless so countersigned.  Warrant Certificates may be countersigned by the Warrant Agent (or successor warrant agent), however, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery.  Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

SECTION 1.03.              Legends.  (a) Except as provided in Section 1.07(c) hereof, each Warrant Certificate shall bear the following (the “Warrant Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO A “NON-U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM  AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE WARRANT AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

(b)           The Global Warrant shall bear the following legend (the “Global Warrant Legend”) on the face thereof:

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO TOWER SEMICONDUCTOR LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS WARRANT IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS WARRANT IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS WARRANT (OTHER THAN A TRANSFER OF THIS WARRANT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

SECTION 1.04.              Issuance, Delivery and Registration of Warrant Certificates.  In connection with the initial issuance of the Warrants, the Warrant Agent shall issue and deliver the Warrants to each Holder (as defined in the Exchange Agreement) or its designee or designees as provided in the Exchange Agreement.  Additionally, the Warrant Agent shall countersign and deliver Warrant Certificates upon exchange, transfer or substitution for one or more previously countersigned Warrant Certificates as hereinafter provided.

SECTION 1.05.              Transfer, Exchange and Substitution.  (a) The Warrants shall be issued in registered form only.  The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Warrants and transfers, exchanges or substitutions of Warrants as herein provided.  All Warrants issued upon any registration of transfer or exchange of or substitution for Warrants shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrants surrendered for such registration of transfer, exchange or substitution, and shall bear the Warrant Private Placement Legend set forth in Section 1.03, except as provided in Section 1.07(c) hereof.

(b)           A Warrantholder may transfer a Warrant only upon surrender of such Warrant for registration of transfer.  No such transfer shall be effected until, and the transferee shall succeed to the rights of a Warrantholder only upon, final acceptance and registration of the transfer in the Warrant Register by the Warrant Agent.  Prior to the registration of any transfer of a Warrant by a Warrantholder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the person in whose name the Warrants are registered as the owner thereof for all purposes and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

(c)           Every Warrant presented or surrendered for registration of transfer or for exchange or substitution shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company and the Warrant Agent, by the holder thereof or such Warrantholder’s attorney duly authorized in writing.

(d)           When Warrants are presented to the Warrant Agent with a request to register the transfer of, or to exchange or substitute, such Warrants, the Warrant Agent shall register the transfer or make the exchange or substitution as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied.  To permit registrations of transfers, exchanges and substitutions, the Company shall execute Warrant Certificates at the Warrant Agent’s request and the Warrant Agent shall countersign and deliver such Warrant Certificates.  No service charge shall be made for any registration of transfer or exchange of or substitution for Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.

(e)           If less than all the Warrants represented by a Certificated Warrant are transferred, exchanged or substituted in accordance with this Agreement, the Warrant Certificate shall be surrendered to the Warrant Agent and a new Warrant Certificate of the same tenor and for the number of Warrants which were not transferred, exchanged or substituted, registered in such name or names as may be directed in writing by the surrendering Warrantholder, shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign such new Warrant Certificate and shall deliver such new Warrant Certificate to the person or persons entitled to receive the same.

SECTION 1.06.              The Global Warrant.  (a) So long as the Global Warrant is registered in the name of the Depositary or its nominee, the Agent Members shall have no rights under this Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes.  Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or its nominee or its Agent Members.  Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Warrantholder.

(b)           Any holder of the Global Warrant shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form.

(c)           Transfers of the Global Warrant shall be limited to transfers in whole, and not in part, to the Company, the Depositary, their successors, and their respective nominees.  Interests of beneficial owners in the Global Warrant shall be transferred in accordance with the rules and procedures of the Depositary.

(d)           The Global Warrant shall be exchanged for Certificated Warrants in the event that (i) the Depositary (x) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (y) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days, (ii) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days, or (iii) the Company in its sole discretion determines that the Global Warrants (in whole but not in part) should be exchanged for Certificated Warrants and delivers a written notice to such effect to the Warrant Agent.  In any such event, the Global Warrant shall be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in the Global Warrant, Certificated Warrants representing, in the aggregate, the number of Warrants theretofore represented by the Global Warrant with respect to such beneficial owner’s respective beneficial interest.  Any Certificated Warrant delivered in exchange for an interest in the Global Warrant pursuant to this Section 1.06(d) shall, except as otherwise provided in Section 1.07(c) hereof, bear the Warrant Private Placement Legend, but shall not bear the Global Warrant Legend.  Interests in the Global Warrant may not be exchanged for Certificated Warrants other than as provided in this Section 1.06(d).

(e)           Certificated Warrants may be transferred or exchanged for a beneficial interest in the Global Warrant only upon receipt by the Warrant Agent of a Certificated Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with (i) the Warrant Transfer Certifications; and (ii) written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant.  Upon such transfer or exchange, the Warrant Agent shall cancel such Certificated Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly.

(f)           The holder of the Global Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Warrantholder is entitled to take under this Agreement or the Warrant.

SECTION 1.07.              Special Transfer Provisions.

(a)           Limitations on Transfer.  By its acceptance of any Warrant represented by a Warrant Certificate bearing the Warrant Private Placement Legend, each holder of, and beneficial owner of an interest in, such a Warrant acknowledges the restrictions on transfer of such a Warrant set forth in the Warrant Private Placement Legend and agrees that it will transfer such a Warrant only in accordance with the Warrant Private Placement Legend.

(b)           Transfer of Restricted Warrants.  In connection with any transfer of a Warrant represented by a Warrant Certificate bearing the Warrant Private Placement Legend, each Warrantholder agrees to deliver to the Company

(i)
if such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A) in accordance with Rule 144A, pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction to a person other than a U.S. Person (as such term is defined in Regulation S) (a “non-U.S. Person”) in compliance with Regulation S, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto); or

(ii)
if such Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act;

provided that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certificates or opinions (collectively, “Warrant Transfer Certifications”).

(c)           Warrant Private Placement Legend.  Upon the registration of transfer or exchange of or substitution for a Warrant represented by a Warrant Certificate not bearing the Warrant Private Placement Legend, the Warrant Agent shall deliver a Warrant Certificate or Warrant Certificates that do not bear the Warrant Private Placement Legend.  Upon the registration of transfer or exchange of or substitution for a Warrant represented by a Warrant Certificate bearing the Warrant Private Placement Legend, the Warrant Agent shall deliver a Warrant Certificate or Warrant Certificates bearing the Warrant Private Placement Legend, unless such legend may be removed from such Warrant Certificate pursuant to the provisions of this Section 1.07(c).  Upon provision of Warrant Transfer Certifications, the Warrant Agent, at the direction of the Company, shall countersign and deliver in exchange or substitution for the Warrant Certificate representing Warrants to be transferred or exchanged or substituted for, a Warrant Certificate or Warrant Certificates (representing, in the aggregate, the same number of Warrants).  Such Warrant Certificates shall be delivered without such legend if and to the extent such Warrants to be transferred or exchanged or substituted for are no longer “restricted securities” within the meaning of Rule 144.  If the Warrant Private Placement Legend has been removed from a Warrant Certificate, as provided above, no other Warrant Certificate issued in exchange for all or any part of such Warrant Certificate shall bear such legend, unless the Company has reasonable cause to believe that the Warrants represented by such other Warrant Certificate represent “restricted securities” within the meaning of Rule 144 and instructs the Warrant Agent in writing to cause a legend to appear thereon.

(d)           Documents.  The Company shall deliver to the Warrant Agent, and the Warrant Agent shall retain for two years, copies of all documents received pursuant to this Section 1.07 to the extent such documents were delivered to the Company instead of the Warrant Agent as required hereunder.  The Company shall have the right to inspect and make copies of all such documents at any reasonable time upon the giving of reasonable written notice to the Warrant Agent.

(e)           Company Covenant.  The Company will not at any time after the date hereof offer, sell or otherwise dispose of (or enter into any transaction which is designed to, or which the Company reasonably expects to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate (as such term is defined in Rule 144(a)(1) under the Securities Act, an “Affiliate”) of the Company), directly or indirectly, or announce the offering of, any Warrants which are the subject of this Agreement.  Until the one year anniversary of the Closing Date, the Company will not, and will not permit any of its Affiliates to, resell any of the Warrants or Ordinary Shares issuable upon exercise thereof that may have been acquired by any of them, except for sales of the Warrants or such Ordinary Shares purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(f)           Transfers in Reliance on Other Exemptions.  If a holder of a Certificated Warrant wishes to transfer such Warrant in reliance on an exemption from the registration requirements of the Securities Act (other than Rule 144A, Rule 144 or Regulation S), such Warrantholder may, subject to the restrictions on transfer set forth herein and in such Certificated Warrant, and subject to compliance with the provisions of Section 1.07(b)(ii) hereof, cause the exchange of such Certificated Warrant for one or more Certificated Warrants of any Authorized Denomination or Authorized Denominations and of the same aggregate amount.  Upon receipt by the Warrant Agent of (A) such Certificated Warrant, duly endorsed as provided herein, (B) instructions from such Warrantholder directing the Warrant Agent to authenticate and deliver one or more Certificated Warrants of the same Authorized Denomination as the Certificated Warrants to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the Authorized Denomination or Authorized Denominations of the Certificated Warrants to be so issued and appropriate delivery instructions and (C) instructions from the Company to the effect that it deems sufficient the Warrant Transfer Certifications received pursuant to Section 1.07(b)(ii) hereof, then the Warrant Agent shall cancel or cause to be cancelled such Certificated Warrant and concurrently therewith the Company shall execute, and the Warrant Agent shall authenticate and deliver, one or more Certificated Warrants of the same Authorized Denomination, in accordance with the instructions referred to above.

SECTION 1.08.              Surrender of Warrant Certificates.  Any Warrant Certificate surrendered for registration of transfer, exchange, substitution or exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article I in case of an exchange, transfer or substitution, Article II hereof in case of the exercise of less than all the Warrants represented thereby or Section 5.02 hereof in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof.  The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.

SECTION 1.09.              Rule 144A Information. Prior to the effectiveness under the Securities Act of a registration statement relating to the offer and sale of the Warrants by the Warrantholders, Warrantholders (or holders of interests therein) and prospective purchasers designated by such Warrantholders (or such holders of interests therein) shall have the right to obtain from the Company upon request by such Warrantholders (or such holders of interests) or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the information required by paragraph (d)(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Warrants or interests therein.

ARTICLE II

WARRANT PRICE, EXPIRATION DATE, ACCELERATION, REPURCHASE AND
EXERCISE OF WARRANTS

SECTION 2.01.              Exercise Price.   The holder may, at its option from time to time, elect to exercise a Warrant and upon exercise shall receive such number of Ordinary Shares (the “Net Issue Number”), which number shall not be less than zero, computed using the following formula:

X	=	Y x (A – B)
A

where:

X =	the Net Issue Number;

Y =	the Share Number;

A =
the Market Price of an Ordinary Share on the date on which such Warrant is exercised (the “Exercise Date”); provided, however, that if the Company elects to make adequate provision of shares of capital stock of a Subsidiary distributed to holders of Ordinary Shares pursuant to Section 3.01(c), “A” shall equal the Market Price of an Ordinary Share on the date on which such Warrant is exercised plus the Market Price of the shares of capital stock that such holder would have received if such holder had exercised such Warrant on the record date;

B =	the then-current Exercise Price;

(an exercise of Warrants pursuant to this clause, a “Net Issue Exercise”).  Upon a Net Issue Exercise of a Warrant, the holder thereof shall be entitled to receive Ordinary Shares without the exchange of any funds.

SECTION 2.02.              Exercise Period. Subject to the provisions of this Agreement and of the Warrants, each Warrant may be exercised at any time during the period commencing on the day after the date hereof and ending at 5:00 p.m., New York time, on June 30, 2015 (the “Expiration Date”).  If the Expiration Date shall not be a Business Day, then a Warrant may be exercised on the next succeeding Business Day.

SECTION 2.03.              Exercise of Warrants.   i) Warrants in certificated form may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the principal office of the Warrant Agent (or successor warrant agent), with the Election to Exercise form set forth on the reverse of the Warrant Certificate duly completed and executed.  Warrants represented by a Global Warrant may be exercised by (i) delivery of such Warrants through and in accordance with the procedures of the DTC to an account maintained by the DTC for the benefit of the Warrant Agent and (ii) delivery to the Warrant Agent of a duly completed and executed Exercise Form for Beneficial Owners of Interest in Global Warrant substantially in the form set forth on the reverse of the Global Warrant (or such other form as may be provided by the beneficial owner’s broker).  The registered holder of a Warrant Certificate surrendered for exercise shall pay any applicable taxes, other than taxes that the Company is required to pay hereunder.  A registered Warrantholder may exercise the full number of Warrants represented by a Warrant Certificate or any number of whole Warrants thereof.  Except as provided in Article III, no adjustment in respect of any dividend on the Ordinary Shares shall be made during the term of a Warrant or on the exercise of a Warrant.

(b)           Upon receipt by the Warrant Agent of a completed Election to Exercise or Exercise Form for Beneficial Owners of Interests in Global Warrant, as applicable, the Warrant Agent shall provide a copy of the same to the Company, and the Company shall determine the number of Ordinary Shares to be issued in respect of such exercise in accordance with Section 2.01 and Section 2.04 hereof and shall promptly notify the Warrant Agent in writing of such determination (the “Company Determination”).  Subject to the provisions of Section 3.09 hereof, as soon as practicable after the exercise of any Warrants and receipt of the Company Determination, the Warrant Agent shall promptly, at the option of the holder as expressed in the Election to Exercise or Exercise Form for Beneficial Owners of Interests in Global Warrant, as applicable,, either (x) requisition from the transfer agent for the Ordinary Shares and deliver by electronic transfer to such Warrantholder’s account, or any other account as such Warrantholder may designate, at the DTC or the relevant DTC participant the number of Ordinary Shares to which such Warrantholder is entitled or (y) requisition from the transfer agent for the Ordinary Shares and deliver to or upon the order of such registered Warrantholder a certificate or certificates for the number of full Ordinary Shares to which such Warrantholder is entitled, registered in such name or names as may be directed by such Warrantholder, and, if the number of Warrants represented by a Warrant Certificate shall not have been exercised in full, a new Warrant Certificate, countersigned by the Warrant Agent (or successor warrant agent), for the balance of the number of whole Warrants represented by the surrendered Warrant Certificate; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer in connection with the issue of any Warrant Certificate in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of a Warrant.

(c)           Each person in whose name any such certificate for Ordinary Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant Certificate was surrendered to the Warrant Agent, plus any applicable taxes was made to the Warrant Agent for the account of the Company, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open or on which the Company is required to permit Warrants to be exercised or does not exercise its right not to permit Warrants to be exercised.

(d)           Promptly after the Warrant Agent shall have taken the action required in subsection (b) above or at such later time as may be mutually agreeable to the Company and the Warrant Agent, the Warrant Agent shall account to the Company with respect to any Warrants exercised.

SECTION 2.04.              No Fractional Shares to Be Issued.  Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to issue any fraction of an Ordinary Share or to distribute stock certificates that evidence fractional Ordinary Shares or to issue a Warrant Certificate representing a fractional Warrant upon exercise of any Warrants.  If more than one Warrant Certificate shall be surrendered for exercise at one time by the same holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered.  If any fraction of an Ordinary Share would, except for the provisions of this Section 2.04, be issuable on the exercise of any Warrant or Warrants, the Company shall round up to the next whole share the number of Ordinary Shares to be issued to the Warrantholder upon exercise of its Warrants.  The Warrantholders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of an Ordinary Share or a stock certificate representing a fraction of an Ordinary Share or Warrant Certificate representing a fractional Warrant upon exercise of any Warrant.

SECTION 2.05.              Acquisition of Warrants by the Company; Cancellation of Warrants.  The Company shall have the right, except as limited by law, to purchase or otherwise to acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate and shall have agreed with the holder of such Warrants.  The Warrant Agent shall cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, exchange, or substitution, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  On request of the Company, the Warrant Agent shall destroy cancelled Warrant Certificates held by it and shall deliver its certificates of destruction to the Company.  If the Company shall acquire any of the Warrants, such acquisition shall not operate as a repurchase or termination of the right represented by such Warrants unless and until the Warrant Certificates evidencing such Warrants are surrendered to the Warrant Agent for cancellation.

SECTION 2.06.              Automatic Exercise of Warrants.  An unexercised Warrant will be automatically exercised pursuant to Section 2.01 for the benefit of the Warrantholder on the Expiration Date, if such Warrant is not exercised by the holder prior to 5:00 p.m. New York time, on the Expiration Date, if any Ordinary Shares are deliverable to the holder as a result of the Net Issue Exercise Calculation (including after the application of Section 2.04).

ARTICLE III

ADJUSTMENT OF WARRANT PRICE AND SHARE NUMBER

SECTION 3.01.              Adjustment of Exercise Price.  The Exercise Price specified in Section 2.01 shall be subject to adjustment from time to time as follows:

(a)           If the Company shall, at any time or from time to time while the Warrants are outstanding, (i) pay a dividend or make a distribution on all or substantially all its Ordinary Shares payable in Ordinary Shares; (ii) subdivide the outstanding Ordinary Shares into a greater number of shares; or (iii) combine the outstanding Ordinary Shares into a smaller number of shares, then in any such case the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which the numerator shall be the number of Ordinary Shares outstanding immediately prior to such action (or at the Close of Business on the Business Day immediately preceding the ex-date for such dividend or distribution in the case of an adjustment made pursuant to clause (i)) and the denominator shall be the number of Ordinary Shares outstanding immediately after giving effect to such action (or at the Close of Business on the Business Day immediately preceding the ex-date for such dividend or distribution in the case of an adjustment made pursuant to clause (i)).  An adjustment made pursuant to clause (i) of this subsection (a) shall become effective retroactively immediately after the ex-date for such dividend or distribution, and an adjustment made pursuant to clause (ii) or (iii) of this subsection (a) shall become effective immediately after the opening of business the effective date of such subdivision or combination.  If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

(b)           In case the Company shall, at any time or from time to time while the Warrants are outstanding, issue or distribute rights, options or warrants (other than pursuant to a Rights Plan) to all or substantially all holders of its Ordinary Shares entitling them, for a period expiring within 60 days after the record date for such issuance or distribution, to subscribe for or purchase Ordinary Shares at a price per share less than the Market Price as of the Close of Business on the Trading Day immediately preceding the first public announcement of such issuance or distribution, the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of Ordinary Shares outstanding on the Close of Business on the Business Day immediately preceding the ex-date for such distribution or issuance plus the number of Ordinary Shares which the aggregate offering price of the total number of shares so to be offered would purchase at the Market Price on the first public announcement date for such issuance or distribution (determined by multiplying such total number of Ordinary Shares so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Market Price); and (ii) the denominator shall be the number of Ordinary Shares outstanding at the Close of Business on the Business Day immediately preceding the ex-date for such distribution or issuance plus the number of additional Ordinary Shares to be offered for subscription or purchase; provided, however, that no adjustment shall be made if the Company issues or distributes to each Warrantholder the rights, options or warrants which each Warrantholder would have been entitled to receive had such holder’s Warrants been exercised prior to the record date mentioned below.  Any such adjustments shall be made whenever such rights, options or warrants are issued and shall become effective immediately after the opening of business on the ex-date for such distribution or issuance.  In determining whether any such rights, options or warrants are issued at less than the Market Price, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a certificate filed with the Warrant Agent.  Upon the expiration of any right, option or warrant to purchase Ordinary Shares the issuance of which resulted in an adjustment to the Exercise Price pursuant to this clause (b), if any such right, option or warrant shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed to the Exercise Price which would have been in effect had the adjustment of the Exercise Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of Ordinary Shares actually purchased upon the exercise of such rights, options or warrants actually exercised.  In the event such rights, options or warrants are not so issued or distributed, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if the ex-date for such issuance or distribution had not occurred.

(c)           In case the Company shall, at any time or from time to time while the Warrants are outstanding, distribute to all or substantially all holders of its Ordinary Shares evidences of its indebtedness or assets (excluding any cash dividend or distribution referred to in subsection (d) below) or rights, options or warrants to subscribe for (excluding those referred to in subsection (b) above or pursuant to a Rights Plan) shares of capital stock of any class of the Company other than Ordinary Shares (“Distributed Property”), in each such case the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction:

(i) the numerator of which shall be the Market Price of the Ordinary Shares immediately preceding the ex-date for such distribution; and

(ii) the denominator of which shall be such Market Price of the Ordinary Shares on the Business Day immediately preceding the ex-date for such distribution plus the fair market value (as determined by the Board of Directors whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) of the portion of the Distributed Property applicable to one Ordinary Share;

provided, however, that no adjustment shall be made (1) if the Company issues or distributes to each Warrantholder the subscription rights, options or warrants referred to above in this subsection (c) that each Warrantholder would have been entitled to receive had the Warrants been exercised prior to the record date mentioned below; or (2) if the Company makes adequate provision so that each Warrantholder shall receive, upon the exercise of the Warrants at any time after the distribution of the Distributed Property, the Distributed Property that such Warrantholder would have been entitled to receive had the Warrants been exercised prior to the ex-date for such distribution (it being agreed that the provision contemplated by this clause (2) shall be made if the fair market value of the portion of Distributed Property applicable to one Ordinary Share as set forth above is equal to or greater than the Market Price of the Ordinary Shares on the Business Day immediately preceding the ex-date for such distribution). Any such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the opening of business on ex-date for such distribution.  In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding anything to the contrary in this Section 3.01(c), if the Company distributes capital stock of, or similar equity interests in, a Subsidiary of the Company or other business unit of the Company (a “Spin-Off”), then the Exercise Price shall be decreased so that the same shall equal the price determined by multiplying the Exercise Price in effect at the opening of business on the 15th Trading Day immediately following the ex-date for such Spin-Off by a fraction:

(x)           the numerator of which is the average of the Closing Prices of Ordinary Shares over the ten consecutive Trading Day period immediately following, and including, the fifth Trading Day after the ex-date for the Spin-Off; and

(y)           the denominator of which is the sum of (A) the average of the Closing Prices of the capital stock or similar equity interest distributed to holders of Ordinary Shares applicable to one Ordinary Share over the ten consecutive Trading Day period immediately following, and including, the fifth Trading Day after the ex-date for the Spin-Off and (B) the average of the Closing Prices of Ordinary Shares over the ten consecutive Trading Day period immediately following, and including, the fifth Trading Day after the ex-date for the Spin-Off;

provided that the Company may, at its option and in lieu of the foregoing adjustment, elect to make adequate provision so that each Warrantholder shall have the right to receive upon exercise the amount of such shares of capital stock that such Warrantholder would have received if such Warrantholder had exercised such Warrant prior to the ex-date for such Spin-Off.

(d)           In case the Company shall, at any time or from time to time while the Warrants are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its Ordinary Shares cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (c) above) then, and in each such case, the Exercise Price shall be adjusted so that it shall equal the Exercise Price in effect at the opening of business on the ex-date for such dividend or distribution multiplied by a fraction the numerator of which is (x) the Market Price per Ordinary Share on the Business Day immediately preceding the ex-date for such dividend or distribution less the amount in cash per share that the Company distributes to holders of its Ordinary Shares for such dividend or distribution and the denominator of which is (y) the Market Price per Ordinary Share on the Business Day immediately preceding the ex-date for such dividend or distribution.

(e)           If the Company or any of its Subsidiaries shall, at any time or from time to time while any of the Warrants are outstanding, distribute cash or other consideration in respect of a tender offer or exchange offer for Ordinary Shares, where such cash and the value of any other consideration per share validly tendered or exchanged exceeds the Market Price per Ordinary Share on the Trading Day immediately following the last date (the “Tender Expiration Time”) on which such tenders or exchanges could have been made pursuant to such tender or exchange offer then, and in each such case, immediately prior to the opening of business on the day after the date of the Tender Expiration Time, the Exercise Price shall be adjusted so that the same shall equal the price determined by dividing the Exercise Price in effect at the opening of business on the Business Day immediately following the Trading Day immediately following the Tender Expiration Time by a fraction (1) the numerator of which shall be equal to the product of (i) the Market Price of the Ordinary Shares on the date of the Tender Expiration Time multiplied by (ii) the number of Ordinary Shares outstanding (including any tendered or exchanged shares) on the Tender Expiration Time, and (2) the denominator of which shall be equal to the product of (A) the Market Price of the Ordinary Shares as of the Tender Expiration Time multiplied by (B) the number of Ordinary Shares outstanding (including any tendered shares) as of the Tender Expiration Time less the number of all shares validly tendered and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”).  In the event the Company or any Subsidiary of the Company is obligated to purchase Ordinary Shares pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such tender offer or exchange offer had not been made.

(f)           Rights or warrants distributed by the Company to all or substantially all holders of Ordinary Shares entitling holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances) pursuant to a plan (a “Rights Plan”), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i)           are deemed to be transferred with such Ordinary Shares,

(ii)          are not exercisable, and

(iii)         are also to be issued in connection with further issuances of Ordinary Shares,

shall not be deemed distributed for purposes of paragraphs (b) or (d) of this Section 3.01, as the case may be, until the occurrence of a Trigger Event.  In addition, in the event of any distribution of rights or warrants pursuant to a Rights Plan, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Exercise Price under 3.01(b) or (d), as the case may be, (x) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (y) in the case of any rights or warrants all of which have expired without exercise by any holder thereof, the Exercise Price shall be readjusted as if such issuance had not occurred.

(g)           No adjustment in the Exercise Price shall be made unless and until such adjustment would result, either by itself or with other adjustments not previously made, in an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustment that is not made as a result of this paragraph (g) shall be carried forward and taken into account in any subsequent adjustment.  Notwithstanding anything to the contrary herein, in no event shall the Exercise Price be adjusted to an amount less than $0.01.

(h)           Whenever an adjustment in the Exercise Price is made as required or permitted by the provisions of this Section 3.01, the Company shall promptly file with the Warrant Agent an Officer’s Certificate setting forth (i) the adjusted Exercise Price as provided in this Section 3.01 and a brief statement of the facts requiring such adjustment and the computation thereof; and (ii) the Share Number after such adjustment in the Exercise Price in accordance with Section 3.02 hereof or the number of Warrants outstanding in accordance with Section 3.03 hereof after such adjustment in the Exercise Price and the record date therefor, which Officer’s Certificate shall be conclusive evidence of the correctness of any such adjustment, and promptly after such filing shall mail or cause to be mailed a notice of such adjustment to each Warrantholder at his last address as the same appears on the Warrant Register.  The Warrant Agent shall be under no duty or responsibility with respect to any such certificate except to exhibit the same to any Warrantholder desiring inspection thereof.

(i)           In case:

(i)           the Company shall declare a dividend (or any other distribution) on Ordinary Shares that would require an adjustment to the Exercise Price pursuant to Section 3.01; or

(ii)           the Company shall authorize the granting to all holders of Ordinary Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class of the Company; or

(iii)           of any reclassification of Ordinary Shares (other than a subdivision or combination of outstanding Ordinary Shares or a change in par value, or from par value to no par value, or no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(iv)           of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Warrant Agent, and shall cause to be mailed to the holders of the Warrants, at their last addresses as they shall appear upon the Warrant Register, at least ten days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution or rights are to be determined; or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected, if applicable, to become effective and that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property (including cash) deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.  Failure to give any such notice, or any defect therein, shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

(j)           Anything in this Section 3.01 to the contrary notwithstanding, the Company shall be entitled, but not required, to make such reductions in the Exercise Price for a period of at least 20 Business Days, in addition to those required by this Section 3.01, as in its discretion shall determine to be advisable so long as such reduction is irrevocable during the period and the Company’s Board of Directors determines in good faith that the reduction is in the Company’s best interests, including, without limitation, in order that any dividend in or distribution of shares of Ordinary Shares or shares of capital stock of any class other than Ordinary Shares, subdivision, reclassification or combination of Ordinary Shares, issuance of rights or warrants, or any other transaction having a similar effect, shall not be treated as a distribution of property by the Company to its stockholders under Section 305 of the Internal Revenue Code of 1986, as amended, or any successor provision and shall not be taxable to them.

(k)           No adjustment in the Exercise Price shall be made because the Company issues in exchange for cash, property or services or other legal consideration, Ordinary Shares, or any securities convertible into, or exchangeable or exercisable for, Ordinary Shares, or securities carrying the right to purchase Ordinary Shares or such convertible, exchangeable or exercisable securities.  Furthermore, notwithstanding any other provision of this Agreement, no adjustment in the Exercise Price shall be required under this Section 3.01 for sales of Ordinary Shares pursuant to a plan providing for reinvestment of dividends or interest or in the event the par value of the Ordinary Shares is changed or eliminated.

(l)           If any distribution or transaction described in clauses (a) through (e) above has not yet resulted in an adjustment to the Exercise Price on the Exercise Date, and the Ordinary Shares the applicable Warrantholder will receive on settlement are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then the Company will adjust the number of Ordinary Shares that it delivers to the applicable Warrantholder in respect of the relevant Trading Day to reflect the relevant distribution or transaction.  If an adjustment to the Exercise Price becomes effective on any ex-date as described in this Section 3.01, and a Warrantholder that has exercised its Warrants on or after such ex-date and on or prior to the related record date would nevertheless be treated as the record holder of Ordinary Shares as of the related settlement date based on an adjusted Exercise Price for such ex-date, then, notwithstanding the foregoing Exercise Price adjustment provisions, the Exercise Price adjustment relating to such ex-date will not be made in calculating the number of shares deliverable to such exercising Warrantholder. Instead, such Warrantholder will be treated as if such Warrantholder were the record owner of the Ordinary Shares on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(m)           The Company shall not take any action pursuant to this Section 3.01 without complying, if applicable, with the shareholder approval rules of the Nasdaq Stock Market or any stock exchange on which the Ordinary Shares are listed at the relevant time.  The Company shall use its commercially reasonable efforts to obtain any such shareholder approval that may be required by the rules of the Nasdaq Stock Market or any stock exchange on which the Ordinary Shares are listed at the relevant time.

SECTION 3.02.              Adjustment of Shares of Ordinary Shares Purchasable Upon Exercise of Warrants.  Unless the Company shall have exercised its election as provided in Section 3.03 hereof, upon each adjustment of the Exercise Price pursuant to Section 3.01(a), 3.01(b), 3.01(c), 3.01(d) or 3.01(e) hereof, the Share Number in effect prior to the effectiveness of such adjustment shall be adjusted to the number of Ordinary Shares, calculated to the nearest 1/10,000th of a share, obtained by (i) multiplying the Share Number in effect immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment, and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

SECTION 3.03.              Election to Adjust Warrants Instead of Shares Per Warrant.  The Company may elect on or after the date of any adjustment of the Exercise Price pursuant to Section 3.01 hereof to adjust the number of Warrants outstanding in substitution for any adjustment in the number of Ordinary Shares purchasable upon the exercise of a Warrant as provided in Section 3.02 hereof.  Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the Share Number of shares of Ordinary Shares.  Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by (i) multiplying the number of Warrants held of record prior to adjustment of the number of Warrants by the Exercise Price in effect prior to adjustment of the Exercise Price; and (ii) dividing the product so obtained by the Exercise Price in effect after adjustment of the Exercise Price.  The Company shall notify the holders of Warrants in the manner provided in Section 6.16, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall not be less than 10 or more than 30 days later than the date of notice is mailed to holders.  Upon each adjustment of the number of Warrants pursuant to this Section 3.03, the Company shall cause the Warrant Agent, as promptly as practicable, to distribute to holders of record of the Warrant Certificates on such record date either (i) Warrant Certificates evidencing any additional Warrants to which such holders shall be entitled as a result of such adjustment; or (ii) in substitution for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment.  Warrant Certificates to be so distributed shall be issued, executed and countersigned in the manner specified in this Agreement (but may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of the Warrant Certificates on the record date.

SECTION 3.04.              No Fractional Warrants to Be Issued.  Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to issue fractions of Warrants on any distribution of Warrants to Warrantholders pursuant to Section 3.03 hereof or otherwise or to distribute Warrant Certificates that evidence fractional Warrants.  If any fraction of a Warrant would, except for the provisions of this Section 3.04, be issuable upon an adjustment of the Exercise Price and distribution of Warrants pursuant to Section 3.03 hereof or otherwise, the Company shall round up to the next whole share the number of Ordinary Shares issuable upon exercise of any Warrant or Warrant Certificate distributed pursuant to this Section 3.04.  The Warrantholders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a Warrant or a Warrant Certificate representing a fraction of a Warrant upon the adjustment thereof in accordance with this Article III or otherwise.

SECTION 3.05.              Rights Upon Consolidation, Merger, Sale, Transfer or Reclassification.  (a) In the case of any consolidation with or merger of the Company into another corporation (other than a merger or consolidation in which the Company is the continuing corporation), or in case of any lease, sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall execute with the Warrant Agent a supplemental agreement (1) providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of the exercise right of the Warrant) to receive, upon exercise thereof, in lieu of each Ordinary Share of the Company deliverable upon such exercise immediately prior to such event, only the kind and amount of shares and/or other securities receivable upon such consolidation, merger, lease, sale or conveyance by a holder of the number of Ordinary Shares of the Company into which such Warrant was exercisable prior to such event; and (2) setting forth the Exercise Price for the shares and/or other securities, which shall be an amount equal to the Exercise Price per Ordinary Share of the Company immediately prior to such event.

(b)           In case of any reclassification or change of Ordinary Shares issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination) or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which the holders of the shares of Ordinary Shares as a result thereof thereafter receive shares and/or other securities and/or property and/or cash for such Ordinary Shares, the Company shall execute with the Warrant Agent a supplemental agreement (1) providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of the exercise right of the Warrant) to receive, upon exercise thereof, in lieu of each Ordinary Share deliverable upon such exercise immediately prior to such event, only the kind and amount of shares and/or other securities receivable upon such reclassification, change, consolidation or merger by a holder of the number of Ordinary Shares of the Company into which such Warrant was exercisable prior to such event; and (2) setting forth the Exercise Price for the shares and/or other securities so issuable, which shall be an amount equal to the Exercise Price per Ordinary Share immediately prior to such event.  If, as a result of this subsection (b), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Warrant Agent) shall determine the allocation of the Exercise Price between or among shares of such classes of capital stock.

(c)           Any supplemental agreement entered into pursuant to this Section 3.05 shall (1) where appropriate, state the Exercise Price in terms of one full Ordinary Share of the Company or one full share of the ordinary shares of any successor, leasing or purchasing corporation; and (2) provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III.

(d)           The above provisions of this Section 3.05 shall similarly apply to successive reclassifications and changes of the Ordinary Shares and to successive consolidations, mergers, leases, sales or conveyances.

(e)           The Company shall mail notice of the execution of any such supplemental agreement to registered holders of Warrants as soon as reasonably practicable after the execution of such supplemental agreement.

(f)           In the event that at any time as a result of the provisions of this Section 3.05, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares or other securities other than Ordinary Shares, thereafter the price or prices of such other shares or other securities so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Ordinary Shares contained in Article III hereof, and the provisions of Section 2.01, 2.02, 2.03 and 2.04, and Article III hereof with respect to the Ordinary Shares shall apply on like terms to any such other shares or other securities.

SECTION 3.06.              Reserved.

SECTION 3.07.              Covenant to Reserve Shares for Issuance on Exercise. (a) The Company covenants that it will at all times through 5:00 p.m. New York time on the Expiration Date (or, if the Expiration Date shall not be a Business Day, then on the next-succeeding Business Day) reserve and keep available out of its authorized but unissued shares or shares held in treasury or a combination thereof of Ordinary Shares, solely for the purpose of issue upon exercise of Warrants as herein provided, the full number of Ordinary Shares then issuable if all outstanding Warrants were to be exercised.  The Company covenants that all Ordinary Shares that shall be so issuable shall be duly and validly issued and fully paid and non-assessable.

(b)           The Company agrees to authorize and direct its current and future transfer agents for the Ordinary Shares and for any shares of the Company’s capital stock issuable upon the exercise of any of the Warrants at all times to reserve such number of authorized shares as shall be requisite for such purpose.  The Warrant Agent is hereby authorized to requisition from time to time from any such transfer agents stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company agrees to authorize and direct such transfer agents to comply with all such requests of the Warrant Agent.  The Company will supply such transfer agents with duly executed stock certificates for such purposes and will provide or otherwise make available any cash or scrip which may be payable as provided in this Article III.  Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares shall be required to be reserved in respect of such Warrants.

SECTION 3.08.              Condition Precedent to Reduction of Exercise Price Below Par Value of Ordinary Shares; Compliance with Governmental Requirements; Suspension of Exercise of Warrants.  (a) Before taking any action that would cause an adjustment reducing the Exercise Price below the then-par value of any of the Ordinary Shares issuable upon exercise of the Warrants, the Company shall take any corporate action that may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Ordinary Shares at such adjusted Exercise Price.

(b)           The Company covenants that if any Ordinary Shares required to be reserved for purposes of exercise of Warrants require, under any Federal or state law or rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such Ordinary Shares be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect so long as the Company is endeavoring in good faith to obtain such registration, approval or listing.

SECTION 3.09.              Payment of Taxes on Stock Certificates Issued upon Exercise.  The initial issuance of certificates representing Ordinary Shares upon the exercise of Warrants shall be made without charge to the exercising Warrantholders for any tax in respect of the issuance of such stock certificates, and such stock certificates shall be issued in the respective names of, or in such names as may be directed by, the registered holders of the Warrants exercised; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any Warrant Certificates or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon exercise of the Warrant, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 3.10.              Warrant Agent Not Responsible for Adjustments or Validity of Stock.  The Warrant Agent shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist that may require an adjustment of the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same.  The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment to Article III, and it makes no representation with respect thereto.  The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Ordinary Shares or stock certificates or other securities or property or scrip upon the surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to Article III, or to comply with any of the covenants of the Company contained in this Article III.

SECTION 3.11.              Statements on Warrants.  The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article III, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of Ordinary Shares as are stated in the Warrant Certificates initially issued pursuant to this Agreement.  However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not materially adversely affect the interest of the holders of the Warrants; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE IV

REPURCHASE OF WARRANTS AT THE OPTION OF THE HOLDER UPON A CHANGE OF
CONTROL OR TERMINATION OF TRADING

SECTION 4.01.              Repurchase Upon a Change of Control or Termination of Trading.

(a)           Upon a Change of Control or Termination of Trading, each Warrantholder shall have the right, at the Warrantholder’s option, but subject to the provisions of Section 4.02, to require the Company or its successor to repurchase, and upon the exercise of such right the Company shall repurchase, all of such holder’s Warrants, or any portion of Warrants held by such Warrantholder, on the date (the “Repurchase Date”) that is 30 days after the date of the Change of Control Notice at a purchase price equal to the Repurchase Price.  Except as provided in Section 4.01(b), the Repurchase Price may be paid in cash or, at the option of the Company and subject to the fulfillment by the Company of the conditions set forth Section 4.02, by delivery of the number of Ordinary Shares, valued at 97% of the Market Price of such shares, equal to the Repurchase Price.

(b)           If (i) a Change of Control described in clause (i) or clause (iii) of the definition thereof occurs, and the Company is not, directly or indirectly, a party to such transaction, and (ii) the Company is not then eligible, or using reasonable best efforts cannot reasonably be expected to become eligible, to pay the Repurchase Price by delivery of Ordinary Shares meeting the requirements of Section 4.02(b), the Company shall not be required to pay the Repurchase Price in cash unless (x) such payment may be made by the Company in compliance with applicable Israeli law restricting the payment of dividends except to the extent of legally sufficient profits and (y) the Company has obtained any consents required under the Company’s then existing credit facilities with banks in Israel, as the same may be modified from time to time.  The Company shall use its commercially reasonable efforts to comply with such law (including, if necessary, seeking court approval) and to obtain any such consents.  If after using such efforts, the Company continues to be prohibited under Israeli law or such credit facilities from paying the Repurchase Price in cash, the Company shall pay the Repurchase Price in Ordinary Shares valued at 97% of the then fair market value of the Ordinary Shares, as determined by an investment bank retained by the Company for such purpose and approved by the holders of at least a majority in number of the Warrants for which rights under this Section 4.01 are then exercised.

SECTION 4.02.              Conditions to the Company’s Election to Pay the Repurchase Price in Ordinary Shares.  The Company may elect to pay the Repurchase Price by delivery of Ordinary Shares pursuant to Section 4.01 if and only if the following conditions shall have been satisfied:

(a)           The Ordinary Shares to be issued upon repurchase of Warrants hereunder shall not (i) require registration under any Federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase of the Warrants, or if such registration is required, it shall have been completed or shall have become effective prior to the Repurchase Date, and/or (ii) require registration with or approval of any U.S. governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase of the Warrants, or if such registration is required, it shall have been completed or shall have become effective or such approval shall have been obtained prior to the Repurchase Date;

(b)           Except in the case of a Termination of Trading, the Ordinary Shares to be issued upon repurchase of the Warrants shall have been approved for listing on the New York Stock Exchange, the Nasdaq Global Market or another U.S. national securities exchange or the Tel Aviv Stock Exchange, in either case, prior to the Repurchase Date; and

(c)           All Ordinary Shares that may be issued upon repurchase of Warrants will be issued out of the Company’s authorized but unissued Ordinary Shares and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

If all of the conditions set forth in this Section 4.02 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

SECTION 4.03.              Notices; Procedures for Exercise of Repurchase Right. (a) On or before the 15th day after the occurrence of a Change of Control or Termination of Trading, the Company or, at the request and expense of the Company on or before the 10th day after such occurrence, the Warrant Agent, shall give to all holders of Warrants, in the manner provided in Section 6.16, notice (the “Change of Control Notice”) of the occurrence of the Change of Control  or Termination of Trading, as applicable, and of the repurchase right set forth herein arising as a result thereof.  Each Change of Control Notice shall be prepared by the Company and shall state:

(i)	the Repurchase Date;

(ii)	the date by which the repurchase right must be exercised;

(iii)	the Repurchase Price, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of Ordinary Shares;

(iv)	a description of the procedure which a holder must follow to exercise a repurchase right, and the place or places where such Warrants are to be surrendered for payment of the Repurchase Price;

(v)	that on the Repurchase Date the Repurchase Price will become due and payable upon each such Warrant designated by the holder to be repurchased;

(vi)	the place or places that the Warrant certificate with the Election of Holder to Require Repurchase, substantially in the form set forth in Exhibit E hereto, shall be delivered.

No failure of the Company to give the foregoing notices or defect therein shall limit any holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Warrants.  If any of the foregoing provisions or other provisions of this Article Four are inconsistent with applicable law, such law shall govern.

(b)           To exercise a repurchase right, a Warrantholder shall deliver to the Warrant Agent on or before the 30th day after the date of the Change of Control Notice (i) written notice of the Warrantholder’s exercise of such right, which notice shall set forth the name of the Warrantholder, the number of Warrants to be repurchased (and, if any Warrant Certificate is to be repurchased in part, the serial number thereof, the number of Warrants to be repurchased and the name of the person in which the number of Warrants to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in Ordinary Shares, the name or names (with addresses) in which the certificate or certificates for Ordinary Shares shall be issued, and (ii) the Warrants with respect to which the repurchase right is being exercised.  Such written notice shall be irrevocable, except that the right of the Warrantholder to exercise the Warrants with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day prior to the Repurchase Date.

(c)           In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Warrant Agent the Repurchase Price in cash or Ordinary Shares, as provided above, for payment to the Warrantholder on the Repurchase Date or, if Ordinary Shares are to be paid, as promptly after the Repurchase Date as practicable.

(d)           Any Warrant Certificate which is to be repurchased only in part shall be surrendered to the Warrant Agent (with, if the Company or the Warrant Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Warrant Agent shall authenticate and make available for delivery to the holder of such Warrant without service charge, a new Warrant Certificate or Warrants Certificates, containing identical terms and conditions, each in a number equal to and in exchange for the unrepurchased number of Warrants represented by the Warrant Certificate so surrendered.

(e)           Any issuance of Ordinary Shares in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date, and the Person or Persons in whose name or names any certificate or certificates for Ordinary Shares shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall be deemed to have been effected, and the Person or Persons in whose name or names any certificate or certificates for Ordinary Shares shall be issuable upon such repurchase shall be deemed to have become the holder or holders of record of the shares represented thereby, for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open.  No payment or adjustment shall be made for dividends or distributions on any Ordinary Shares issued upon repurchase of any Warrant.

(f)           No fractions of Ordinary Shares shall be issued upon repurchase of Warrants.  If the Repurchase Price shall be payable in Ordinary Shares, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate number of Warrants repurchased by a holder.  Instead of any fractional share of Ordinary Shares that would otherwise be issuable on the repurchase of any Warrant or Warrants, the Company will round up to the next whole share the number of Ordinary Shares to be issued to the Warrantholder upon repurchase of its Warrants.

(g)           Any issuance and delivery of certificates for Ordinary Shares on repurchase of Warrants shall be made without charge to the holder of Warrants being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Warrants represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Warrantholder or (ii) any transfer involved in the issuance or delivery of certificates for Ordinary Shares in a name other than that of the holder of the Warrants being repurchased, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

(h)           All Warrants delivered for repurchase shall be delivered to the Warrant Agent to be canceled at the direction of the Warrant Agent, which shall dispose of the same as provided in Section 1.08.

ARTICLE V

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

SECTION 5.01.              No Rights as Shareholders.  Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring on the holder of any Warrant or his transferee any rights whatsoever as a shareholder of the Company, including but not limited to, the right to vote at, or to receive notice of, any meeting of shareholders of the Company; nor shall the consent of any such holder be required with respect to any action or proceeding of the Company; nor shall any such holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, either at, before or after exercising such Warrant, have any right to receive any cash dividends, stock dividends, allotments or rights, or other distributions (except as specifically provided herein), paid, allotted or distributed or distributable to the shareholders of the Company prior to the date of the exercise of such Warrant, nor shall such holder have any right not expressly conferred by the Warrant or Warrant Certificate that he holds.

SECTION 5.02.              Mutilated or Missing Warrant Certificates.  If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of an substitution for the Warrant Certificate lost, stolen or destroyed, upon receipt of a proper affidavit or other evidence satisfactory to the Company and the Warrant Agent (and surrender of any mutilated Warrant Certificate) and bond of indemnity in form and amount and with corporate surety satisfactory to the Company and the Warrant Agent in each instance protecting the Company and the Warrant Agent, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants as the Warrant Certificate so lost, stolen, mutilated or destroyed.  Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.  An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.  All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the substitution for lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the substitution for and replacement of negotiable instruments or other securities without their surrender.

SECTION 5.03.              Registration of Ordinary Shares Issuable Upon Exercise of Warrants and Listing.  The Company shall take all action which may be necessary so that the Ordinary Shares, immediately upon its issuance after an exercise of Warrants, will be listed on the principal securities exchanges and markets (including, without limitation, the Nasdaq Stock Market) within the United States of America, if any, on which other Ordinary Shares are then listed; provided that if at any time the Ordinary Shares are not then listed for trading on any securities exchange or market within the United States of America, the Company will take all action which may be necessary so that the Ordinary Shares, immediately upon issuance after an exercise of Warrants, will be listed on the Tel Aviv Stock Exchange or such other exchange upon which such Ordinary Shares may then be listed.  Upon the listing of such Ordinary Shares, the Company shall promptly notify the Warrant Agent in writing.  The Company shall obtain and keep all required permits and records in connection with such listing.  The Company shall use its reasonable best efforts to maintain the listing of the Ordinary Shares for trading on the Nasdaq Global Market or another U.S. national securities exchange.

SECTION 5.04.              Ordinary Shares Legend.  (a) Any Ordinary Shares or other securities of the Company issuable upon exercise of such Warrants pursuant to the net exercise provisions of Section 2.01(a) prior to the termination of the applicable Rule 144(d) holding period shall bear the following legend (the “Share Private Placement Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO A “NON-U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM  AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

Any Ordinary Shares or other securities issued upon exercise of the Warrants pursuant to a Common Shelf Registration Statement in accordance with the provisions of Section 5.03 shall not bear any Share Private Placement Legend.

(b)           Limitations on Transfer.  By its acceptance of any Ordinary Shares bearing the Share Private Placement Legend, each holder of, and beneficial owner of an interest in, such Ordinary Shares acknowledges the restrictions on transfer of such Ordinary Shares set forth in the Share Private Placement Legend and agrees that it will transfer such Ordinary Shares only in accordance with the Share Private Placement Legend.

(c)           Transfer of Restricted Ordinary Shares.  In connection with any transfer of Ordinary Shares bearing the Share Private Placement Legend, each Warrantholder agrees to deliver to the Company

(i)
if such Ordinary Shares are being transferred to a qualified institutional buyer (as defined in Rule 144A) in accordance with Rule 144A, pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction to a person other than a U.S. Person (as such term is defined in Regulation S) (a “non-U.S. Person”) in compliance with Regulation S, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit D hereto); or

(iii)
if such Ordinary Shares are being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act (such certification and opinion collectively, “Ordinary Shares Transfer Certifications”).

(d)           Share Private Placement Legend.  Upon the registration of transfer or exchange of or substitution for Ordinary Shares not bearing the Share Private Placement Legend, the Company or its agent shall deliver an Ordinary Share certificate that does not bear the Share Private Placement Legend.  Upon the registration of transfer or exchange of or substitution for Ordinary Shares bearing the Share Private Placement Legend, the Company or its agent shall deliver an Ordinary Share certificate bearing the Share Private Placement Legend, unless such legend may be removed from such Ordinary Shares certificate pursuant to the provisions of this Section 5.04(d).  Upon provision of such Ordinary Shares Transfer Certification, the Company, or its agent at the direction of the Company, shall countersign and deliver in exchange for the Ordinary Share certificate to be transferred or exchanged or substituted for, an Ordinary Share certificate (representing, in the aggregate, the same number of Ordinary Shares).  Such certificate shall be issued without such legend if and to the extent such Ordinary Shares certificate to be transferred or exchanged or substituted for no longer represents “restricted securities” within the meaning of Rule 144.

(e)           If a holder of an Ordinary Share Certificate wishes to transfer such Ordinary Share Certificate in reliance on another exemption from the registration requirements of the Securities Act, other than pursuant to Rule 144A, Rule 144 or Regulation S, such holder may, subject to the restrictions on transfer set forth herein and in such Ordinary Share Stock Certificate, and to compliance with the provisions of Section 5.04(c)(ii) hereof, cause the exchange of such Ordinary Share Certificate for one or more Ordinary Share Certificates of the same denomination.  Upon receipt by the Transfer Agent of (A) such Ordinary Share Certificate, duly endorsed as provided herein, (B) instructions from such holder directing the Transfer Agent to authenticate and deliver one or more Ordinary Share Certificates of the same denomination as the Ordinary Share Certificates to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the denominations of the Ordinary Shares Certificates to be so issued and appropriate delivery instructions and (C) instructions from the Company to the effect that it deems sufficient the Ordinary Share Transfer Certifications received pursuant to Section 5.04(b)(ii) hereof, then the Transfer Agent shall cancel or cause to be cancelled such Ordinary Share Certificates and concurrently therewith the Company shall execute, and the Transfer Agent shall authenticate and deliver, one or more Ordinary Share Certificates of the same denomination, in accordance with the instructions referred to above.

ARTICLE VI

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

SECTION 6.01.              Payment of Certain Taxes.  The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the initial issuance or delivery of Ordinary Shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

SECTION 6.02.              Change of Warrant Agent.  (a)  The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient.  If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent.  If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by any holder of Warrants (who shall, with such notice, submit his Warrant Certificate for inspect by the Company), then the holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor warrant agent.

(b)           The Warrant Agent may be removed by the Company at any time upon 30 days’ written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed.

(c)           Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $50,000,000.  The combined capital and surplus of any such successor Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority.  After appointment, any successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations.  Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder.  As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent, the registered holders to the Warrants and each transfer agent for the shares of its Ordinary Shares.  Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.

(d)           Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without any further act.  In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the warrant agent may countersign such Warrant Certificates either in the name of the predecessor warrant agent or in the name of the successor warrant agent; and in all such cases Warrant Certificates shall have the full force provided in the in the Warrant Certificates and in this Agreement.

(e)           In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

SECTION 6.03.              Compensation; Further Assurances.  The Company agrees (i) that it will pay the Warrant Agent reasonable compensation for its services as Warrant Agent hereunder and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of their negligence or bad faith; and (ii) that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

SECTION 6.04.              Reliance on Counsel.  The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

SECTION 6.05.              Proof of Actions Taken.  Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Warrant Agent; and such Officer’s Certificate shall, in the absence of bad faith on the part of the Warrant Agent be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

SECTION 6.06.              Correctness of Statements.  The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

SECTION 6.07.              Validity of Agreement.  The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificates (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Ordinary Shares to be issued pursuant to this Agreement or any Warrants or as to whether any Ordinary Shares will, when issued, be validly issued and fully paid and nonassessable.

SECTION 6.08.              Use of Agents.  The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and the Warrant Agent shall not be responsible for the misconduct or negligence of any agent or attorney, provided due care had been exercised in the appointment and continued employment thereof.

SECTION 6.09.              Liability of Warrant Agent.  The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.  The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence or willful misconduct or bad faith.

SECTION 6.10.              Legal Proceedings.  The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

SECTION 6.11.              Other Transactions in Securities of the Company.  The Warrant Agent in its individual or any other capacity may become the owner of the Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

SECTION 6.12.              Actions as Agent.  The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not be liable for anything that it may do or refrain from doing in good faith in connection with this Agreement except for its own negligence or willful misconduct or bad faith.

SECTION 6.13.              Appointment and Acceptance of Agency.  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

SECTION 6.14.              Supplements and Amendments. (a) Notwithstanding the provisions of subsection (b) below, the Warrant Agent may, without the consent or concurrence of the registered holders of the Warrants, enter into one or more supplemental agreements or amendments with the Company for the purpose of (i) evidencing the rights of Warrantholders upon consolidation, merger, sale, transfer or reclassification pursuant to Section 3.05 hereof, (ii) making any changes or corrections in this Agreement that are required to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained, (iii) adding covenants for the benefit of the Warrantholders, (iv) surrendering any right or power conferred on the Company, or (v) making such other provisions in regard to matters or questions arising under this Agreement as shall not materially and adversely affect the interests of the holders of the Warrants or shall not be inconsistent with this Agreement or any supplemental agreement or amendment.

(b)           With the consent of the registered holders of at least a majority in number of the Warrants at the time outstanding, the Company and the Warrant Agent may at any time and from time to time by supplemental agreement or amendment add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Warrantholders and of the Company; provided, however, that no such supplemental agreement or amendment shall, without the consent of the registered holder of each outstanding Warrant affected thereby,

(i)           alter the provisions of this Agreement so as to affect adversely the terms upon which the Warrants are exercisable or otherwise impair or adversely affect the exercise rights of the Warrantholders;

(ii)           reduce the number of Warrants outstanding the consent of whose holders is required for any such supplemental agreement, waiver or amendment;

(iii)           change the Expiration Date;

(iv)           except as provided in Article III, increase the Exercise Price or decrease the Share Number; or

(v)           impair the right to institute suit for the enforcement of any payment or delivery with respect to the settlement of any Warrant.

SECTION 6.15.              Successors and Assigns.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 6.16.              Notices.  Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Tower Semiconductor Ltd.
Ramat Gavriel Industrial Park
P.O. Box 619
Migdal Haemek, Israel  23105
Attention: Chief Financial Officer

Any notice or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attention: Reorganization Department

Any notice of demand authorized by this Agreement to be given or made to the holder of any Warrants shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such holder as it shall appear on the Warrant Register.

SECTION 6.17.              Applicable Law.  The validity, interpretation and performance of this Agreement and of the Warrant Certificates shall be governed by the law of the State of New York without giving effect to the principles of conflicts of laws thereof.

SECTION 6.18.              Benefits of this Agreement.  Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the holders of the Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Warrants.

SECTION 6.19.              Registered Warrantholders.  Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith.  The terms “Warrantholder” and holder of any “Warrants” and all other similar terms used herein shall mean such person in whose name Warrants are registered in the Warrant Register.

SECTION 6.20.              Inspection of Agreement.  A copy of this Agreement shall be available at all reasonable times for inspection by any registered Warrantholder at the principal office of the Warrant Agent (or successor warrant agent).  The Warrant Agent may require any such holder to submit his Warrant Certificate for inspection by it before allowing such holder to inspect a copy of this Agreement.

SECTION 6.21.              Headings.  The Article and Section headings herein are for convenience only and are not a part of this Agreement and shall not affect the interpretation thereof.

SECTION 6.22.              Counterparts.  The Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original.

SECTION 6.23              Calculations in respect of the Warrants.  The Company or its agents shall make all calculations under this Agreement and the Warrants in good faith.  In the absence of manifest error, such calculations shall be final and binding on all Warrantholders.  The Company or its agents shall provide a copy of such calculations to the Warrant Agent as required hereunder, and the Warrant Agent shall be entitled to rely on the accuracy of any such calculation without independent verification.

SECTION 6.24              Appointment of Agent for Service of Process.  The Company hereby designates and appoints Jazz Technologies, having an address of 4321 Jamboree Road, Newport Beach, California 92660, as its authorized agent upon which service of process may be served in any legal suit, action or proceeding arising out of or relating to this Agreement which may be instituted in any federal or state court located in the Borough of Manhattan, The City of New York, and further:

(a)           agrees that service of process upon such agent, and written notice of said service to the Company by the Person serving the same, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding, and irrevocably consents, to the fullest extent it may effectively do so under applicable law, to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the above-mentioned authorized agent or successor authorized agent, as the case may be, such service to become effective 30 days after such mailing:

(b)           agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner;

(c)           designates as its domicile, the domicile of Jazz Technologies specified above and any domicile Jazz Technologies may have in the future as its domicile to receive any notice hereunder (including any service of process);

(d)           agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment in full force and effect for so long as the Warrants remain outstanding, or until the designation and irrevocable appointment of a successor authorized agent and such successor’s acceptance of such appointment, but in no event shall the expiration date of the Warrants;

(e)           agrees that if for any reason Jazz Technologies (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above or shall cease to have a domicile in the United States of America, the Company will promptly appoint a successor agent for this purpose reasonably acceptable to the Warrant Agent; and

(f)           agrees that nothing herein shall affect the right of any Warrantholder or the Warrant Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any jurisdiction.

If the Company has or may hereafter acquire sovereign immunity or any other immunity from jurisdiction or legal process or from the attachment in aid of execution or from execution with respect to itself or its property, it hereby irrevocably waives to the fullest extent permitted under applicable law such immunity in respect of its obligations under this Agreement in any action that may be instituted in the state and federal courts sitting in The City of New York, Borough of Manhattan.  This waiver is intended to be effective upon the execution hereof without any further act by any of the parties hereto, before any such court, and the introduction of a true copy of this Agreement into evidence in any such court shall, to the fullest extent permitted by applicable law, be conclusive and final evidence of such waiver.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

TOWER SEMICONDUCTOR LTD.

By: ___________________________________________ Name: Title:

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC, as Warrant Agent

By: ___________________________________________ Name: Title:

EXHIBIT A

FORM OF GLOBAL WARRANT

A-1

EXHIBIT B

FORM OF CERTIFICATED WARRANT

B-1

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF WARRANTS

Re:     Warrants to Purchase Ordinary Shares (the “Warrants”) of Tower Semiconductor Ltd.

This Certificate relates to ________ Warrants held in* ☐ book-entry or* ☐ certificated form by __________________ (the “Transferor”).

The Transferor has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 1.07 of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because*:

☐	Such Warrant is being acquired for the Transferor’s own account, without transfer.

☐	Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act (“Rule 144A”)), in reliance on Rule 144A.

☐
Such Warrant is being transferred outside the United States in an offshore transaction to a non-U.S. Person (as such term is defined in Regulation S under the Securities Act (“Regulation S”) in compliance with Regulation S.

☐
Such Warrant is being transferred in accordance with Rule 144 under the Securities Act (“Rule 144”).  An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

☐
Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, Regulation S or Rule 144.  An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

(Name of Transferor)

By:

Date:

*Check applicable box.

C-1

EXHIBIT D

CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF ORDINARY SHARES

Re:    Ordinary Shares, par value New Israeli Shekels 1.00 (the “Ordinary Shares”), of Tower Semiconductor Ltd.

This Certificate relates to _____________ Ordinary Shares held in* ☐  book-entry or* ☐ certificated form by ____________ (the “Transferor”).

The Transferor has requested the Company or its transfer agent by written order to exchange or register the transfer of Ordinary Shares.

In connection with such request and in respect of each such Ordinary Share, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Ordinary Shares and the restrictions on transfers thereof as provided in Section 5.04 of such Warrant Agreement, and that the transfer of this share or these Ordinary Shares do not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because*:

☐	Such Ordinary Shares are being acquired for the Transferor’s own account, without transfer.

☐	Such Ordinary Shares are being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act (“Rule 144A”)), in reliance on Rule 144A.

☐
Such Ordinary Shares are being transferred outside the United States in an offshore transaction to a non-U.S. Person (as such term is defined in Regulation S under the Securities Act (“Regulation S”) in compliance with Regulation S.

☐
Such Ordinary Shares are being transferred in accordance with Rule 144 under the Securities Act (“Rule 144”).  An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

☐
Such Ordinary Shares are being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, Regulation S or Rule 144.  An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

(Name of Transferor)

By:

Date:

*Check applicable box.

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EXHIBIT E

ELECTION OF HOLDER TO REQUIRE REPURCHASE

Re:           Warrants to Purchase Ordinary Shares (the “Warrants”) of Tower Semiconductor Ltd.

(1) Pursuant to Section 4.01 of the Agreement, the undersigned hereby elects to have these Warrants repurchased by the Company.

(2) The undersigned hereby directs the Warrant Agent or the Company to pay it or __________________ an amount in cash or, at the Company's election, Ordinary Shares valued as set forth in the Agreement, equal to the Repurchase Price as provided in the Agreement.

Dated:

(Name of holder)

By: _________________________
Name:
Title:

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1943.

(Signature Guaranteed By)

By: _________________________
Name:
Title:

Number of Warrants to be Repurchased: ______________________________

Remaining Warrants following such repurchase: __________________________

NOTICE:  The signature to the foregoing Election must correspond to the Name as written upon the face of this Warrant, without alteration or any change whatsoever.

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